FRANKLIN OGELE, P.A.

Attorney at Law

One Gateway Center, 26th Fl

Newark, New Jersey 07102

Phone: 212 803 8124 / Fax: 862 772 3985

Mobile / Cell 973 277 4239

www.ogelelaw.com / Email: fogele@msn.com

March 31, 2020

To the Board of Directors

Equitable Mineral and Development, Inc.

4440 S. Piedras Drive, Suite 136

San Antonio, TX 78228

Ladies/Gentlemen:

We have acted as counsel to Equitable Mineral and Development, Inc. (the "Company" or “you”), in connection with the filing of a Registration Statement on Form S-1 (as it may be amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the Company's offering of 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.0001 at $7.50 per share (the "Common Stock").

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based on the foregoing, and the laws of the State of Delaware, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Franklin Ogele

Franklin Ogele, P.A.